UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2011

WESTERN IOWA ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Iowa	000-51965	42-2143913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Center Street P.O. Box 399 Wall Lake, Iowa	51466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 664-2173

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Western Iowa Energy, LLC (the “Company”) held its 2011 annual meeting of members on June 20, 2011. The proposals voted upon at the meeting were the election of two Directors to the Company’s Board of Directors, an advisory vote on executive compensation (“Say-on-Pay”), and an advisory vote on the frequency of the Say-on-Pay vote.
Proposal One: Election of Two Directors
The Company’s members elected the following individuals as Directors for the terms listed:

Director	Length of Term	Term Expires
Kevin Ross	Three years	2014 Annual Meeting
Warren Bush	Three years	2014 Annual Meeting
The voting results for the Director election were as follows:

Nominee	Votes For	Votes Withheld/Abstentions
Michael Bettin	6,879	643
Kevin Ross	11,967	213
Warren Bush	8,779	330
Proposal Two: Advisory Vote on Executive Compensation (“Say-on-Pay”)
The Company’s members voted to approve the compensation paid to the Company’s named executive officers. The voting results for the Say-on-Pay vote were as follows:

Votes For	Votes Against	Abstentions
13,095	1,369	626
Proposal Three: Advisory Vote on Frequency of Say-on-Pay Vote
The Company’s members voted to hold an advisory Say-on-Pay vote every three years. The voting results for the frequency of the Say-on-Pay vote were as follows:

Every Year	Every Two Years	Every Three Years	Abstentions
2,335	1,278	10,809	721

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN IOWA ENERGY, LLC

June 23, 2011	/s/ William J. Horan

Date	William J. Horan, President

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